                                                                  EXHIBIT 3.1(c)


                             ARTICLES OF MERGER FOR

                          TELEVISION NETWORKING, INC.,

                              A NEVADA CORPORATION

         Pursuant to the provisions of Section 92A.200 of the Nevada Revised Statutes, Television Networking, Inc., a Nevada corporation (the "Corporation"), hereby adopts and files the following Articles of Merger as the surviving corporation to the merger of International Computer Resources, Inc., a Florida corporation ("ICR"), with and into the Corporation:

         FIRST: The name and place of incorporation of each corporation which is a party to this merger is as follows:

     Name                                          Place of Incorporation
     ----                                          ----------------------
     Television Networking, Inc.                   Nevada
     International Computer Resources, Inc.        Florida

         SECOND: The Agreement and Plan of Merger (the "Plan") governing the merger between the Corporation and ICR, has been adopted by the Board of Directors of the Corporation and ICR.

         THIRD: The approval of the shareholders of the Corporation and ICR was required to effectuate the merger. The number of shares of stock outstanding in each of the corporations (and the number of votes entitled to be cast) as of the adoption of the Plan was as follows:

Entity                                     Type of Shares        Number of Shares Outstanding
------                                     --------------        ----------------------------
Television Networking, Inc.                Common                9,975,354
International Computer Resources, Inc.     Common                100

         The number of shares of stock of each corporation which voted for and against the Plan was as follows:

Entity                                     Type of Shares        For           Against
------                                     --------------        ---           -------
Television Networking, Inc.                Common                8,000,000     0
International Computer Resources, Inc.     Common                100           0

         FOURTH: The number of votes cast for the Plan by each voting group entitled to vote was sufficient for approval of the merger by each such voting group.




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         FIFTH: Following the merger Article I of the Articles of Incorporation of the surviving corporation shall be amended as follows:

         Delete Article I in its entirety and substitute in its place the following:

                                   ARTICLE I

         The name of the Corporation is Global Teledata Corporation.

         SIXTH: The complete executed Plan is on file at the registered office or other place of business of the Corporation.

         SEVENTH: A copy of the Plan will be furnished by the Corporation, on request and without cost, to any shareholder of either corporation which is a party to the merger.

         EIGHTH: The merger will be effective upon the filing of the Articles of Merger.

         DATED this 10th day of November, 1998.

                                       TELEVISION NETWORKING, INC., a Nevada
                                       corporation


                                       By /s/ Alan R. Pavsner
                                          -------------------------------
                                          Alan R. Pavsner, President


                                       By /s/ Mary F. Pavsner
                                          -------------------------------
                                          Mary F. Pavsner, Secretary

STATE OF FLORIDA    )
                    ) ss.
COUNTY OF BROWARD   )

         On the 10th day of November, 1998, personally appeared before me Alan
R. Pavsner and Mary F. Pavsner personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary of Television Networking, Inc., respectively, and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said Alan R. Pavsner and Mary F. Pavsner acknowledged to me that said corporation executed the same.

FL Drivers licenses
presented as identification

                                                  /s/ Cynthia A. McLeod
                                           -------------------------------------
                                           NOTARY PUBLIC


                                                   CYNTHIA A. MCLEOD
                                      (SEAL)   MY COMMISSION # CC 529178
                                                 EXPIRES: APRIL 6, 2000
                                        Bonded Thru Notary Public Underwriters

                                    OFFICER
                              DISCLOSURE STATEMENT

         I hereby attest and affirm as President and Director of TELEVISION NETWORKING, INC., (the "Corporation") that neither I, nor any Officer or Director of said corporation is, or has been affiliated with any shareholder or foreign corporation or entity with respect to any matters whatsoever, of or pertaining to, the Corporation.


/s/ Alan R. Pavsner
----------------------------
Alan R. Pavsner
President